Exhibit 10.1

SHARE EXCHANGE AGREEMENT

THIS AGREEMENT is made as of the 16th day of May, 2011 and shall be effective as of the 31st day of December 2010

AMONG:

PIPER ACQUISITION II, INC., a corporation formed pursuant to the laws of the State of Nevada and having an office for business at 2901 W. Coast Highway, 3rd Floor, Newport Beach, California 92663. (“Piper”)

AND:

HYGEA HEALTH HOLDINGS, INC., a company formed pursuant to the laws of the State of Florida and having an office for business located at 9100 South Dadeland Blvd, Suite 1500, Miami, Florida 33156 ("Hygea")

AND:

The shareholders of Hygea, each of whom is set forth on the signature page of this Agreement (the “Hygea Shareholders”)

AND:

MANUEL R. AND OLGA IGLESIAS FAMILY TRUST AND GEHARA FAMILY TRUST (collectively, the “Majority Hygea Shareholders”)

WHEREAS:

A.              The Hygea Shareholders own 63,042,777 shares of common stock, $0.001 par value, being 100% of the presently issued and outstanding Hygea Shares;

B.              Piper is a company whose sole purpose has been to raise capital to be used in connection with an acquisition; and

C.           The respective Boards of Directors of Piper and Hygea deem it advisable and in the best interests of Piper and Hygea that Hygea become a wholly-owned subsidiary of Piper (the “Acquisition”) pursuant to this Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSETH THAT in consideration of the premises and the mutual covenants, agreements, representations and warranties contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1
DEFINITIONS AND INTERPRETATION

Definitions

1.1 In this Agreement the following terms will have the following meanings:

(a)	“Acquisition” means the Acquisition, at the Closing, of Hygea by Piper pursuant to this Agreement;

(b)	“Acquisition Shares” means the 135,788,575 Piper Common Shares to be issued to the Hygea Shareholders at Closing pursuant to the terms of the Acquisition;

(c)	“Agreement” means this share purchase agreement among Piper, Hygea, and the Hygea Shareholders;

(d)	“Closing” means the completion, on the Closing Date, of the transactions contemplated hereby in accordance with Article 9 hereof;

(e)	“Closing Date” means the day on which all conditions precedent to the completion of the transaction as contemplated hereby have been satisfied or waived, but in any event no later than May 16, 2011;

(f)	“Hygea Accounts Payable and Liabilities” means all accounts payable and liabilities of Hygea, due and owing or otherwise constituting a binding obligation of Hygea as of December 31, 2010;

(g)	“Hygea Accounts Receivable” means all accounts receivable and other debts owing to Hygea, as of December 31, 2010;

(h)
“Hygea Assets“ means the undertaking and all the property and assets of the Hygea Business of every kind and description wheresoever situated including, without limitation, Hygea Equipment, Hygea Inventory, Hygea Material Contracts, Hygea Accounts Receivable, Hygea Cash, Hygea Intangible Assets and Hygea Goodwill, and all credit cards, charge cards and banking cards issued to Hygea;

(i)	“Hygea Bank Accounts” means all of the bank accounts, lock boxes and safety deposit boxes of Hygea or relating to the Hygea Business;

(j)	“Hygea Business” means all aspects of the business conducted by Hygea;

(k)	“Hygea Cash” means all cash on hand or on deposit to the credit of Hygea on the Closing Date;

(l)
“Hygea Debt to Related Parties” means the debts owed by Hygea and its subsidiaries to the Hygea Shareholders or to any family member thereof, or to any affiliate, director or officer of Hygea or the Hygea Shareholders;

(m)	“Hygea Equipment” means all machinery, equipment, furniture, and furnishings used in the Hygea Business;

(n)
“Hygea Goodwill” means the goodwill of the Hygea Business together with the exclusive right of Piper to represent itself as carrying on the Hygea Business in succession of Hygea subject to the terms hereof, and the right to use any words indicating that the Hygea Business is so carried on including the right to use the name "Hygea” or any variation thereof as part of the name of or in connection with the Hygea Business or any part thereof carried on or to be carried on by Piper, the right to all corporate, operating and trade names associated with the Hygea Business, or any variations of such names as part of or in connection with the Hygea Business, all telephone listings and telephone advertising contracts, all lists of customers, books and records and other information relating to the Hygea Business, all necessary licenses and authorizations and any other rights used in connection with the Hygea Business;

(o)	“Hygea Insurance Policies” means the public liability insurance and insurance against loss or damage to Hygea Assets and the Hygea Business;

(p)
“Hygea Intangible Assets” means all of the intangible assets of Hygea, including, without limitation, Hygea Goodwill, all trademarks, logos, copyrights, designs, and other intellectual and industrial property of Hygea and its subsidiaries;

(q)	“Hygea Inventory” means all inventory and supplies of the Hygea Business as of December 31, 2010;

(r)
“Hygea Material Contracts” means the burden and benefit of and the right, title and interest of Hygea in, to and under all trade and non-trade contracts, engagements or commitments, whether written or oral, to which Hygea is entitled in connection with the Hygea Business whereunder Hygea is obligated to pay or entitled to receive the sum of $10,000 or more including, without limitation, any pension plans, profit sharing plans, bonus plans, loan agreements, security agreements, indemnities and guarantees, any agreements with employees, lessees, licensees, managers, accountants, suppliers, agents, distributors, officers, directors, attorneys or others which cannot be terminated without liability on not more than one month's notice;

(s)	“Hygea Related Party Debts” means the debts owed by the Hygea Shareholders or by any family member thereof, or by any affiliate, director or officer of Hygea or the Hygea Shareholders, to Hygea;

(t)	“Hygea Shares” means all of the issued and outstanding shares of Hygea equity stock;

(u)
“Piper Accounts Payable and Liabilities” means all accounts payable and liabilities of Piper, on a consolidated basis, due and owing or otherwise constituting a binding obligation of Piper and its subsidiaries as of December 31, 2010;

(v)	“Piper Accounts Receivable” means all accounts receivable and other debts owing to Piper, on a consolidated basis, as of December 31, 2010;

(w)
“Piper Assets” means the undertaking and all the property and assets of the Piper Business of every kind and description wheresoever situated including, without limitation, Piper Equipment, Piper Inventory, Piper Material Contracts, Piper Accounts Receivable, Piper Cash, Piper Intangible Assets and Piper Goodwill, and all credit cards, charge cards and banking cards issued to Piper;

(x)	“Piper Bank Accounts” means all of the bank accounts, lock boxes and safety deposit boxes of Piper and its subsidiaries or relating to the Piper Business;

(y)	“Piper Business” means all aspects of any business conducted by Piper and its subsidiaries;

(z)	“Piper Cash” means all cash on hand or on deposit to the credit of Piper and its subsidiaries on the Closing Date;

(aa)	“Piper Common Shares” means the shares of common stock of Piper;

(bb)	“Piper Debt to Related Parties” means the debts owed by Piper to any affiliate, director or officer of Piper;

(cc)	“Piper Equipment” means all machinery, equipment, furniture, and furnishings used in the Piper Business;

(dd)	“Piper Financial Statements” means, collectively, the audited financial statements of Piper for the fiscal year ended December 31, 2010;

(ee)
“Piper Goodwill” means the goodwill of the Piper Business including the right to all corporate, operating and trade names associated with the Piper Business, or any variations of such names as part of or in connection with the Piper Business, all books and records and other information relating to the Piper Business, all necessary licenses and authorizations and any other rights used in connection with the Piper Business;

(ff)
“Piper Intangible Assets" means all of the intangible assets of Piper and its subsidiaries, including, without limitation, Piper Goodwill, all trademarks, logos, copyrights, designs, and other intellectual and industrial property of Piper and its subsidiaries;

(gg)
“Piper Material Contracts” means the burden and benefit of and the right, title and interest of Piper and its subsidiaries in, to and under all trade and non-trade contracts, engagements or commitments, whether written or oral, to which Piper or its subsidiaries are entitled whereunder Piper or its subsidiaries are obligated to pay or entitled to receive the sum of $10,000 or more including, without limitation, any pension plans, profit sharing plans, bonus plans, loan agreements, security agreements, indemnities and guarantees, any agreements with employees, lessees, licensees, managers, accountants, suppliers, agents, distributors, officers, directors, attorneys or others which cannot be terminated without liability on not more than one month's notice.

(hh)	“Place of Closing” means the offices of Fleming PLLC, 49 Front Street, Suite 206, Rockville Centre, New York 11570 or such other place as Piper and Hygea may mutually agree upon;

Any other terms defined within the text of this Agreement will have the meanings so ascribed to them.

Captions and Section Numbers

1.2           The headings and section references in this Agreement are for convenience of reference only and do not form a part of this Agreement and are not intended to interpret, define or limit the scope, extent or intent of this Agreement or any provision thereof.

Section References

1.3           Any reference to a particular “Article”, “section”, “paragraph”, “clause” or other subdivision is to the particular Article, section, clause or other subdivision of this Agreement and any reference to a Schedule by letter will mean the appropriate Schedule attached to this Agreement and by such reference the appropriate Schedule is incorporated into and made part of this Agreement.

Severability of Clauses

1.4              If any part of this Agreement is declared or held to be invalid for any reason, such invalidity will not affect the validity of the remainder which will continue in full force and effect and be construed as if this Agreement had been executed without the invalid portion, and it is hereby declared the intention of the parties that this Agreement would have been executed without reference to any portion which may, for any reason, be hereafter declared or held to be invalid.

ARTICLE 2
THE ACQUISITION

Sale of Shares

2.1           The Hygea Shareholders hereby agree to sell to Piper the Hygea Shares in exchange for the Acquisition Shares on the Closing Date and to transfer to Piper on the Closing Date a 100% undivided interest in and to the Hygea Shares free from all liens, mortgages, charges, pledges, encumbrances or other burdens with all rights now or thereafter attached thereto.

Allocation of Consideration

2.2              The Acquisition Shares shall be allocated to the Hygea Shareholders on the basis of 2.153911809 Acquisition Shares for each one Hygea Share held by a Hygea Shareholder as set forth in Schedule 2.2 attached hereto.

Adherence with Applicable Securities Laws

2.3           The Hygea Shareholders agree that they are acquiring the Acquisition Shares for investment purposes and will not offer, sell or otherwise transfer, pledge or hypothecate any of the Acquisition Shares issued to them (other than pursuant to an effective Registration Statement under the Securities Act of 1933, as amended) directly or indirectly unless:

(a)	the sale is to Piper;

(b)	the sale is made pursuant to the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144 thereunder; or

(c)
the Acquisition Shares are sold in a transaction that does not require registration under the Securities Act of 1933, as amended, or any applicable United States state laws and regulations governing the offer and sale of securities, and the vendor has furnished to Piper an opinion of counsel to that effect or such other written opinion as may be reasonably required by Piper.

The Hygea Shareholders acknowledge that the certificates representing the Acquisition Shares shall bear the following legend:

NO SALE, OFFER TO SELL, OR TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE SHALL BE MADE UNLESS A REGISTRATION STATEMENT UNDER THE FEDERAL SECURITIES ACT OF 1933, AS AMENDED, IN RESPECT OF SUCH SHARES IS THEN IN EFFECT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SAID ACT IS THEN IN FACT APPLICABLE TO SAID SHARES.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES
OF PIPER

Representations and Warranties

3.1              Piper hereby represents and warrants in all material respects to Hygea and the Hygea Shareholders, with the intent that Hygea and the Hygea Shareholders will rely thereon in entering into this Agreement and in approving and completing the transactions contemplated hereby, that:

Piper- Corporate Status and Capacity

(a)
Incorporation. Piper is a corporation duly incorporated and validly subsisting under the laws of the State of Nevada and in good standing with the office of the Secretary of State for the State of Nevada;

(b)
Carrying on Business. Piper conducts the business described and does not conduct any other business. Piper is duly authorized to carry on such business in the State of Nevada.  The nature of the Piper Business does not require Piper to register or otherwise be qualified to carry on business in any other jurisdictions;

(c)	Corporate Capacity. Piper has the corporate power, capacity and authority to own the Piper Assets and to enter into and complete this Agreement;

Piper- Capitalization

(d)
Authorized Capital. The authorized capital of Piper consists of 250,000,000 Piper Common Shares, $0.0001 par value and 10,000,000 shares of preferred stock, $0.0001 par value, of which 12,775,904 Piper Common Shares, and no shares of Piper Preferred Shares are presently issued and outstanding;

(e)
No Option, Warrant or Other Right. No person, firm or corporation has any agreement, option, warrant, preemptive right or any other right capable of becoming an agreement, option, warrant or right for the acquisition of Piper Common Shares or for the purchase, subscription or issuance of any of the unissued shares in the capital of Piper except that 16,027,733 shares of common stock of Piper ware issuable upon conversion of Secured Convertible Promissory Notes (the “Notes”);

Piper- Records and Financial Statements

(f)
Charter Documents. The charter documents of Piper and its subsidiaries have not been altered since the incorporation of each, respectively, except as filed in the record books of Piper or its subsidiaries, as the case may be;

(g)
Corporate Minute Books. The corporate minute books of Piper and its subsidiaries are complete and each of the minutes contained therein accurately reflect the actions that were taken at a duly called and held meeting or by consent without a meeting. All actions by Piper and its subsidiaries which required director or shareholder approval are reflected on the corporate minute books of Piper and its subsidiaries. Piper and its subsidiaries are not in violation or breach of, or in default with respect to, any term of their respective Certificates of Incorporation (or other charter documents) or by-laws.

(h)
Piper Financial Statements. The Piper Financial Statements present fairly, in all material respects, the assets and liabilities (whether accrued, absolute, contingent or otherwise) of Piper, on a consolidated basis, as of the respective dates thereof, and the sales and earnings of the Piper Business during the periods covered thereby, in all material respects and have been prepared in substantial accordance with generally accepted accounting principles consistently applied;

(i)
Piper Accounts Payable and Liabilities. There are no material liabilities, contingent or otherwise, of Piper or its subsidiaries which are not disclosed in the Piper Financial Statements except those incurred in the ordinary course of business since the date of the Piper Financial Statements, and neither Piper nor its subsidiaries have guaranteed or agreed to guarantee any debt, liability or other obligation of any person, firm or corporation. Without limiting the generality of the foregoing, all accounts payable and liabilities of Piper as of December 31, 2010;

(j)
Piper Accounts Receivable. All the Piper Accounts Receivable result from bona fide business transactions and services actually rendered without, to the knowledge and belief of Piper, any claim by the obligor for set-off or counterclaim. Without limiting the generality of the foregoing, all accounts receivable of Piper as of December 31, 2010 as described in the Piper Financial Statements;

(k)	Piper Bank Accounts. All of the Piper Bank Accounts, their location, numbers and the authorized signatories thereto will be provided to Hygea following the Closing;

(l)
No Debt to Related Parties. Neither Piper nor any of its subsidiaries is, and on Closing will not be, indebted to any affiliate, director or officer of Piper except accounts payable on account of bona fide business transactions of Piper incurred in normal course of the Piper Business, including employment agreements, none of which are more than 30 days in arrears;

(m)
No Related Party Debt to Piper. No director or officer or affiliate of Piper is now indebted to or under any financial obligation to Piper or any subsidiary on any account whatsoever, except for advances on account of travel and other expenses not exceeding $1,000 in total;

(n)	No Dividends. No dividends or other distributions on any shares in the capital of Piper have been made, declared or authorized since the date of Piper Financial Statements;

(o)
No Payments. No payments of any kind have been made or authorized since the date of the Piper Financial Statements to or on behalf of officers, directors, shareholders or employees of Piper or its subsidiaries or under any management agreements with Piper or its subsidiaries, except payments made in the ordinary course of business and at the regular rates of salary or other remuneration payable to them;

(p)	No Pension Plans. There are no pension, profit sharing, group insurance or similar plans or other deferred compensation plans affecting Piper;

(q)	No Adverse Events. Since the date of the Piper Financial Statements

(i)
there has not been any material adverse change in the consolidated financial position or condition of Piper, its subsidiaries, its liabilities or the Piper Assets or any damage, loss or other change in circumstances materially affecting Piper, the Piper Business or the Piper Assets or Piper’ right to carry on the Piper Business, other than changes in the ordinary course of business,

(ii)
there has not been any damage, destruction, loss or other event (whether or not covered by insurance) materially and adversely affecting Piper, its subsidiaries, the Piper Business or the Piper Assets,

(iii)
there has not been any material increase in the compensation payable or to become payable by Piper to any of Piper’ officers, employees or agents or any bonus, payment or arrangement made to or with any of them,

(iv)	the Piper Business has been and continues to be carried on in the ordinary course,

(v)	Piper has not waived or surrendered any right of material value,

(vi)	neither Piper nor its subsidiaries have discharged or satisfied or paid any lien or encumbrance or obligation or liability other than current liabilities in the ordinary course of business, and

(vii)	no capital expenditures in excess of $10,000 individually or $30,000 in total have been authorized or made.

Piper- Income Tax Matters

(r)
Tax Returns. All tax returns and reports of Piper and its subsidiaries required by law to be filed have been filed and are true, complete and correct, and any taxes payable in accordance with any return filed by Piper and its subsidiaries or in accordance with any notice of assessment or reassessment issued by any taxing authority have been so paid;

(s)
Current Taxes. Adequate provisions have been made for taxes payable for the current period for which tax returns are not yet required to be filed and there are no agreements, waivers, or other arrangements providing for an extension of time with respect to the filing of any tax return by, or payment of, any tax, governmental charge or deficiency by Piper or its subsidiaries.  Piper is not aware of any contingent tax liabilities or any grounds which would prompt a reassessment including aggressive treatment of income and expenses in filing earlier tax returns;

Piper- Applicable Laws and Legal Matters

(t)
Licenses. Piper and its subsidiaries hold all licenses and permits as may be requisite for carrying on the Piper Business in the manner in which it has heretofore been carried on, which licenses and permits have been maintained and continue to be in good standing except where the failure to obtain or maintain such licenses or permits would not have a material adverse effect on the Piper Business;

(u)
Applicable Laws. Neither Piper nor its subsidiaries have been charged with or received notice of breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which they are subject or which apply to them the violation of which would have a material adverse effect on the Piper Business, and neither Piper nor its subsidiaries are in breach of any laws, ordinances, statutes, regulations, bylaws, orders or decrees the contravention of which would result in a material adverse impact on the Piper Business;

(v)
Pending or Threatened Litigation. There is no material litigation or administrative or governmental proceeding pending or threatened against or relating to Piper, its subsidiaries, the Piper Business, or any of the Piper Assets nor does Piper have any knowledge of any deliberate act or omission of Piper or its subsidiaries that would form any material basis for any such action or proceeding;

(w)
No Bankruptcy. Neither Piper nor its subsidiaries have made any voluntary assignment or proposal under applicable laws relating to insolvency and bankruptcy and no bankruptcy petition has been filed or presented against Piper or its subsidiaries and no order has been made or a resolution passed for the winding-up, dissolution or liquidation of Piper or its subsidiaries;

(x)
Labor Matters. Neither Piper nor its subsidiaries are party to any collective agreement relating to the Piper Business with any labor union or other association of employees and no part of the Piper Business has been certified as a unit appropriate for collective bargaining or, to the knowledge of Piper, has made any attempt in that regard;

(y)
Finder's Fees. Neither Piper nor its subsidiaries are party to any agreement which provides for the payment of finder's fees, brokerage fees, commissions or other fees or amounts which are or may become payable to any third party in connection with the execution and delivery of this Agreement and the transactions contemplated herein;

Execution and Performance of Agreement

(z)
Authorization and Enforceability. The execution and delivery of this Agreement, and the completion of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of Piper;

(aa)	No Violation or Breach. The execution and performance of this Agreement will not:

(i)	violate the charter documents of Piper or result in any breach of, or default under, any loan agreement, mortgage, deed of trust, or any other agreement to which Piper or its subsidiaries are party,

(ii)	give any person any right to terminate or cancel any agreement including, without limitation, the Piper Material Contracts, or any right or rights enjoyed by Piper or its subsidiaries,

(iii)	result in any alteration of Piper’ or its subsidiaries’ obligations under any agreement to which Piper or its subsidiaries are party including, without limitation, the Piper Material Contracts,

(iv)	result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever in favor of a third party upon or against the Piper Assets,

(v)	result in the imposition of any tax liability to Piper or its subsidiaries relating to the Piper Assets, or

(vi)	violate any court order or decree to which either Piper or its subsidiaries are subject;

The Piper Assets - Ownership and Condition

(bb)
Business Assets. The Piper Assets comprise all of the property and assets of the Piper Business, and no other person, firm or corporation owns any assets used by Piper or its subsidiaries in operating the Piper Business, whether under a lease, rental agreement or other arrangement;

(cc)
Title. Piper or its subsidiaries are the legal and beneficial owner of the Piper Assets, free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever;

(dd)
No Option. Except for the security interest granted to the holders of the Notes, no person, firm or corporation has any agreement or option or a right capable of becoming an agreement for the purchase of any of the Piper Assets;

(ee)
No Default. There has not been any default in any material obligation of Piper or any other party to be performed under any of the Piper Material Contracts, each of which is in good standing and in full force and effect and unamended, and Piper is not aware of any default in the obligations of any other party to any of the Piper Material Contracts;

(ff)
No Compensation on Termination. There are no agreements, commitments or understandings relating to severance pay or separation allowances on termination of employment of any employee of Piper or its subsidiaries. Neither Piper nor its subsidiaries are obliged to pay benefits or share profits with any employee after termination of employment except as required by law;

Piper Assets - Piper Equipment

(gg)	Piper Equipment. The Piper Equipment has been maintained in a manner consistent with that of a reasonably prudent owner and such equipment is in good working condition;

Piper Assets - Piper Goodwill and Other Assets

(hh)
Piper Goodwill. Piper and its subsidiaries do not carry on the Piper Business under any other business or trade names. Piper does not have any knowledge of any infringement by Piper or its subsidiaries of any patent, trademarks, copyright or trade secret;

The Piper Business

(ii)
Maintenance of Business. Since the date of the Piper Financial Statements, Piper and its subsidiaries have not entered into any material agreement or commitment except in the ordinary course and except as disclosed herein;

(jj)	Subsidiaries. Piper does not own any subsidiaries and does not otherwise own, directly or indirectly, any shares or interest in any other corporation, partnership, joint venture or firm;

Piper- Acquisition Shares

(kk)
Acquisition Shares. The Acquisition Shares when delivered to the Hygea Shareholders pursuant to the Acquisition shall be validly issued and outstanding as fully paid and non-assessable shares and the Acquisition Shares shall be transferable upon the books of Piper, in all cases subject to the provisions and restrictions of all applicable securities laws; and

Piper – Registration Rights

(ll)
Registration Rights.  Piper has agreed to register the shares of common stock and the shares of common stock issuable upon conversion of the Notes as set forth on Schedule 3.1(ll) (the “Registrable Securities”).

Non-Merger and Survival

3.2           The representations and warranties of Piper contained herein will be true at and as of Closing in all material respects as though such representations and warranties were made as of such time.  Notwithstanding the completion of the transactions contemplated hereby, the waiver of any condition contained herein (unless such waiver expressly releases a party from any such representation or warranty) or any investigation made by Hygea or the Hygea Shareholders, the representations and warranties of Piper shall survive the Closing.

Indemnity

3.3           Piper agrees to indemnify and save harmless Hygea and the Hygea Shareholders from and against any and all claims, demands, actions, suits, proceedings, assessments, judgments, damages, costs, losses and expenses, including any payment made in good faith in settlement of any claim (subject to the right of Piper to defend any such claim), resulting from the breach by it of any representation or warranty made under this Agreement or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished by Piper to Hygea or the Hygea Shareholders hereunder.

ARTICLE 4
COVENANTS OF PIPER

Covenants

4.1              Piper covenants and agrees with Hygea and the Hygea Shareholders that it will:

(a)
Conduct of Business. Until the Closing, conduct the Piper Business diligently and in the ordinary course consistent with the manner in which the Piper Business generally has been operated up to the date of execution of this Agreement;

(b)
Preservation of Business.  Until the Closing, use its best efforts to preserve the Piper Business and the Piper Assets and, without limitation, preserve for Hygea, Piper and its subsidiaries’ relationships with any third party having business relations with them;

(c)
Access. Until the Closing, give Hygea, the Hygea Shareholders, and their representatives full access to all of the properties, books, contracts, commitments and records of Piper, and furnish to Hygea, the Hygea Shareholders and their representatives all such information as they may reasonably request; and

(d)
Procure Consents. Until the Closing, take all reasonable steps required to obtain, prior to Closing, any and all third party consents required to permit the Acquisition and to preserve and maintain the Piper Assets notwithstanding the change in control of Hygea arising from the Acquisition.

Authorization

4.2              Piper hereby agrees to authorize and direct any and all federal, state, municipal, foreign and international governments and regulatory authorities having jurisdiction respecting Piper and its subsidiaries to release any and all information in their possession respecting Piper and its subsidiaries to the Hygea Shareholders. Piper shall promptly execute and deliver to the Hygea Shareholders any and all consents to the release of information and specific authorizations which the Hygea Shareholders reasonably requires to gain access to any and all such information.

Survival

4.3              The covenants set forth in this Article shall survive the Closing for the benefit of Hygea and the Hygea Shareholders.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF
THE MAJORITY HYGEA SHAREHOLDERS AND THE HYGEA SHAREHOLDERS

Representations and Warranties

5.1              The Majority Hygea Shareholders and the Hygea Shareholders (with respect to sections 5.1 (e) and (g)) hereby jointly and severally represent and warrant in all material respects to Piper, with the intent that it will rely thereon in entering into this Agreement and in approving and completing the transactions contemplated hereby, that:

Hygea- Company Status and Capacity

(a)
Formation. Hygea is a corporation duly incorporated and validly subsisting under the laws of the State of Florida and in good standing with the office of the Secretary of State for the State of Florida;

(b)
Carrying on Business. Hygea carries on the Hygea Business primarily in the State of California and carries on material business activity in other jurisdiction. The nature of the Hygea Business does not require Hygea to register or otherwise be qualified to carry on business in any jurisdiction;

(c)	Legal Capacity. Hygea has the legal power, capacity and authority to own Hygea Assets, to carry on the Business of Hygea and to enter into and complete this Agreement;

Hygea- Capitalization

(d)
Authorized Capital. The authorized capital of Hygea consists of 100,000,000 shares of common stock, $0.001 par value of which 63,042,777 are issued and outstanding and 5,000,000 shares of preferred stock, $0.001 par value of which none are issued and outstanding;

(e)
Ownership of Hygea Shares. The issued and outstanding shares of Hygea common stock will on Closing consist of 63,042,777 of common stock, $0.001 par value, (being the Hygea Shares), which shares on Closing shall be validly issued and outstanding as fully paid and non-assessable shares. The Hygea Shareholders will be at Closing the registered and beneficial owners of the 63,042,777 Hygea Shares. The Hygea Shares owned by the Hygea Shareholders will on Closing be free and clear of any and all liens, charges, pledges, encumbrances, restrictions on transfer and adverse claims whatsoever;

(f)
Options, Warrants or Other Rights. No person, firm or corporation has any agreement, option, warrant, preemptive right or any other right capable of becoming an agreement, option, warrant or right for the acquisition of Hygea Shares held by the Hygea Shareholders or for the purchase, subscription or issuance of any of the unissued shares in the capital of Hygea;

(g)	No Restrictions. There are no restrictions on the transfer, sale or other disposition of Hygea Shares contained in the charter documents of Hygea or under any agreement;

Hygea- Records and Financial Statements

(h)	Charter Documents. The charter documents of Hygea have not been altered since its formation date, except as filed in the record books of Hygea;

(i)
Minute Books. The minute books of Hygea are complete and each of the minutes contained therein accurately reflect the actions that were taken at a duly called and held meeting or by consent without a meeting. All actions by Hygea which required director or shareholder approval are reflected on the corporate minute books of Hygea. Hygea is not in violation or breach of, or in default with respect to, any term of its Certificate of Incorporation (or other charter documents) or by-laws.

(j)
Hygea Financial Statements. The financial statements of Hygea present fairly, in all material respects, the assets and liabilities (whether accrued, absolute, contingent or otherwise) of Hygea as of the date thereof, and the sales and earnings of the Hygea Business during the periods covered thereby, in all material respects, and have been prepared in substantial accordance with generally accepted accounting principles consistently applied;

(k)
Hygea Accounts Payable and Liabilities. There are no material liabilities, contingent or otherwise, of Hygea reflected in the Hygea Financial Statements except those incurred in the ordinary course of business since the date of the Hygea Financial Statements, and Hygea has not guaranteed or agreed to guarantee any debt, liability or other obligation of any person, firm or corporation;

(l)
Hygea Accounts Receivable. All the Hygea Accounts Receivable result from bona fide business transactions and services actually rendered without, to the knowledge and belief of the Hygea Shareholders, any claim by the obligor for set-off or counterclaim;

(m)
No Debt to Related Parties. Hygea is not and on Closing will not be, indebted to the Hygea Shareholders nor to any family member thereof, nor to any affiliate, director or officer of Hygea or the Hygea Shareholders except accounts payable on account of bona fide business transactions of Hygea incurred in normal course of Hygea Business, including employment agreements with the Hygea Shareholders, none of which are more than 30 days in arrears;

(n)
No Related Party Debt to Hygea. No Hygea Shareholder nor any director, officer or affiliate of Hygea is now indebted to or under any financial obligation to Hygea on any account whatsoever, except for advances on account of travel and other expenses not exceeding $5,000 in total;

(o)	No Dividends. No dividends or other distributions on any shares in the capital of Hygea have been made, declared or authorized since the date of the Hygea Financial Statements;

(p)
No Payments. No payments of any kind have been made or authorized since the date of the Hygea Financial Statements to or on behalf of the Hygea Shareholders or to or on behalf of officers, directors, shareholders or employees of Hygea or under any management agreements with Hygea, except payments made in the ordinary course of business and at the regular rates of salary or other remuneration payable to them;

(q)	No Pension Plans. There are no pension, profit sharing, group insurance or similar plans or other deferred compensation plans affecting Hygea, except as set forth in the Hygea Financial Statements;

(r)	No Adverse Events. Since the date of the Hygea Financial Statements:

(i)
there has not been any material adverse change in the consolidated financial position or condition of Hygea, its liabilities or the Hygea Assets or any damage, loss or other change in circumstances materially affecting Hygea, the Hygea Business or the Hygea Assets or Hygea right to carry on the Hygea Business, other than changes in the ordinary course of business,

(ii)	there has not been any damage, destruction, loss or other event (whether or not covered by insurance) materially and adversely affecting Hygea, the Hygea Business or the Hygea Assets,

(iii)
there has not been any material increase in the compensation payable or to become payable by Hygea to the Hygea Shareholders or to any of Hygea officers, employees or agents or any bonus, payment or arrangement made to or with any of them,

(iv)	the Hygea Business has been and continues to be carried on in the ordinary course,

(v)	Hygea has not waived or surrendered any right of material value,

(vi)	Hygea has not discharged or satisfied or paid any lien or encumbrance or obligation or liability other than current liabilities in the ordinary course of business, and

(vii)	no capital expenditures in excess of $10,000 individually or $30,000 in total have been authorized or made;

Hygea- Income Tax Matters

(s)
Tax Returns. All tax returns and reports of Hygea required by law to be filed have been filed and are true, complete and correct, and any taxes payable in accordance with any return filed by Hygea or in accordance with any notice of assessment or reassessment issued by any taxing authority have been so paid;

(t)
Current Taxes. Adequate provisions have been made for taxes payable for the current period for which tax returns are not yet required to be filed and there are no agreements, waivers, or other arrangements providing for an extension of time with respect to the filing of any tax return by, or payment of, any tax, governmental charge or deficiency by Hygea. Hygea is not aware of any contingent tax liabilities or any grounds which would prompt a reassessment including aggressive treatment of income and expenses in filing earlier tax returns;

Hygea- Applicable Laws and Legal Matters

(u)
Licenses. Hygea holds all licenses and permits as may be requisite for carrying on the Hygea Business in the manner in which it has heretofore been carried on, which licenses and permits have been maintained and continue to be in good standing except where the failure to obtain or maintain such licenses or permits would not have a material adverse effect on the Hygea Business;

(v)
Applicable Laws. Hygea has not been charged with or received notice of breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which they are subject or which applies to them the violation of which would have a material adverse effect on the Hygea Business, and, to the knowledge of the Hygea Shareholders, Hygea is not in breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees the contravention of which would result in a material adverse impact on the Hygea Business;

(w)
Pending or Threatened Litigation. There is no material litigation or administrative or governmental proceeding pending or threatened against or relating to Hygea, the Hygea Business, or any of the Hygea Assets, nor do the Hygea Shareholders have any knowledge of any deliberate act or omission of Hygea that would form any material basis for any such action or proceeding;

(x)
No Bankruptcy. Hygea has not made any voluntary assignment or proposal under applicable laws relating to insolvency and bankruptcy and no bankruptcy petition has been filed or presented against Hygea and no order has been made or a resolution passed for the winding-up, dissolution or liquidation of Hygea;

(y)
Labor Matters. Hygea is not party to any collective agreement relating to the Hygea Business with any labor union or other association of employees and no part of the Hygea Business has been certified as a unit appropriate for collective bargaining or, to the knowledge of the Hygea Shareholders, has made any attempt in that regard;

(z)
Finder's Fees. Hygea is not a party to any agreement which provides for the payment of finder's fees, brokerage fees, commissions or other fees or amounts which are or may become payable to any third party in connection with the execution and delivery of this Agreement and the transactions contemplated herein;

Execution and Performance of Agreement

(aa)
Authorization and Enforceability. The execution and delivery of this Agreement, and the completion of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of Hygea;

(bb)	No Violation or Breach. The execution and performance of this Agreement will not

(i)	violate the charter documents of Hygea or result in any breach of, or default under, any loan agreement, mortgage, deed of trust, or any other agreement to which Hygea is a party,

(ii)	give any person any right to terminate or cancel any agreement including, without limitation, Hygea Material Contracts, or any right or rights enjoyed by Hygea,

(iii)	result in any alteration of Hygea obligations under any agreement to which Hygea is a party including, without limitation, the Hygea Material Contracts,

(iv)	result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever in favor of a third party upon or against the Hygea Assets,

(v)	result in the imposition of any tax liability to Hygea relating to Hygea Assets or the Hygea Shares, or

(vi)	violate any court order or decree to which either Hygea is subject;

Hygea Assets - Ownership and Condition

(cc)
Business Assets. The Hygea Assets, comprise all of the property and assets of the Hygea Business, and neither the Hygea Shareholders nor any other person, firm or corporation owns any assets used by Hygea in operating the Hygea Business, whether under a lease, rental agreement or other arrangement;

(dd)	Title. Hygea is the legal and beneficial owner of the Hygea Assets, free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever;

(ee)	No Option. No person, firm or corporation has any agreement or option or a right capable of becoming an agreement for the purchase of any of the Hygea assets;

(ff)	Hygea Insurance Policies. Hygea maintains the public liability insurance and insurance against loss or damage to the Hygea Assets and the Hygea Business;

(gg)	Hygea Material Contracts. Hygea has no material contracts;

(hh)
No Default. There has not been any default in any material obligation of Hygea or any other party to be performed under any of Hygea Material Contracts, each of which is in good standing and in full force and effect and unamended and Hygea is not aware of any default in the obligations of any other party to any of the Hygea Material Contracts;

(ii)
No Compensation on Termination. There are no agreements, commitments or understandings relating to severance pay or separation allowances on termination of employment of any employee of Hygea.  Hygea is not obliged to pay benefits or share profits with any employee after termination of employment except as required by law;

HygeaAssets - HygeaEquipment

(jj)	Hygea Equipment. The Hygea Equipment has been maintained in a manner consistent with that of a reasonably prudent owner and such equipment is in good working condition;

Hygea Assets - Hygea Goodwill and Other Assets

(kk)
Hygea Goodwill. Hygea carries on the Hygea Business only under the name "Hygea Health Holdings, Inc." and variations thereof and under no other business or trade names. The Hygea Shareholders do not have any knowledge of any infringement by Hygea of any patent, trademark, copyright or trade secret;

The Business of Hygea

(ll)
Maintenance of Business. Since the date of the Hygea Financial Statements, the Hygea Business has been carried on in the ordinary course and Hygea has not entered into any material agreement or commitment except in the ordinary course; and

(mm)
Subsidiaries. Except as set forth in the Hygea Financial Statements, Hygea does not own any subsidiaries and does not otherwise own, directly or indirectly, any shares or interest in any other corporation, partnership, joint venture or firm and Hygea does not own any subsidiary and does not otherwise own, directly or indirectly, any shares or interest in any other corporation, partnership, joint venture or firm.

Miscellaneous

(nn)
Patriot Act.  Hygea has not been designated, and is not owned or controlled, by a “suspected terrorist” as defined in Executive Order 13224.  Hygea hereby acknowledges that Piper seeks to comply with all applicable laws concerning money laundering and related activities.  In furtherance of those efforts, It is represented, warranted and agreed that:  (i) none of the cash or property owned by Hygea has been or shall be derived from, or related to, any activity that is deemed criminal under United States law; and (ii) no contribution or payment by Hygea has, and this Agreement will not, cause Hygea to be in violation of the United States Bank Secrecy Act, the United States International Money Laundering Control Act of 1986 or the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001.

(oo)
Compliance with Medicare/Medicaid Programs.  Neither Hygea, nor any of Hygea's Affiliates, if any, have been charged with, convicted of, or pled guilty or nolo contendere to, patient abuse or neglect, or any offense related to a "Federal health care program" as that term is defined in 42 U.S.C. Sect. 1320a-7b(f).   Likewise, neither Hygea, nor any of Hygea's Affiliates, if any, have:  (i) committed any offense which may serve as the basis for suspension or exclusion from a Federal health care program (as defined above), including, but not limited to, defrauding a government program, loss of a license to provide health care services, and failure to provide quality care; or (ii) engaged in any prohibited reassignment of Federal health care program (as defined above) accounts receivable.

(pp)
Environmental Matters.  Hygea is and has been at all times in compliance in all material respects with all applicable laws, regulations, common law and other requirements of governmental entities relating to pollution, to the protection of the environment or to natural resources (“Environmental Laws”). Hygea has in effect all material licenses, permits and other authorizations required under all Environmental Laws in connection with the conduct of its business and is in compliance in all material respects with all such licenses, permits and authorizations. Hygea has not received any notice of violation or potential liability under any Environmental Laws from any Person or any governmental entity or any inquiry, request for information, or demand letter under any Environmental Law relating to operations or properties of Hygea which could reasonably be expected to result in Hygea incurring material liability under Environmental Laws. Hygea is not subject to any orders arising under Environmental Laws nor are there any administrative, civil or criminal actions, suits, proceedings or investigations pending or, to the Knowledge of Hygea, threatened, against Hygea under any Environmental Law which could reasonably be expected to result in Hygea incurring material liability under Environmental Laws. Hygea has not entered into any agreement pursuant to which Hygea has assumed or will assume any liability under Environmental Laws, including, without limitation, any obligation for costs of remediation, of any other Person.  To the Knowledge of Hygea, there has been no release or threatened release of a hazardous substance, hazardous waste, contaminant, pollutant, toxic substance or petroleum and its fractions, the presence of which requires investigation or remediation under any applicable Environmental Law (“Hazardous Material”), on, at or beneath any of Hygea leased real property or other properties currently or previously owned or operated by Hygea or any surface waters or groundwaters thereon or thereunder which requires any material disclosure, investigation, cleanup, remediation, monitoring, abatement, deed or use restriction by Hygea, or which would be expected to give rise to any other material liability or damages to Hygea under any Environmental Laws.  Hygea has not arranged for the disposal of any Hazardous Material, or transported any Hazardous Material, in a manner that has given, or could reasonably be expected to give, rise to any material liability for any damages or costs of remediation.

Non-Merger and Survival

5.2           The representations and warranties of Hygea contained herein will be true at and as of Closing in all material respects as though such representations and warranties were made as of such time.  Notwithstanding the completion of the transactions contemplated hereby, the waiver of any condition contained herein (unless such waiver expressly releases a party from any such representation or warranty) or any investigation made by Piper, the representations and warranties of Hygea shall survive the Closing.

Indemnity

5.3           The Majority Hygea Shareholders agree to indemnify and save harmless Piper and each of is shareholders from and against any and all claims, demands, actions, suits, proceedings, assessments, judgments, damages, costs, losses and expenses, including any payment made in good faith in settlement of any claim (collectively, the “Claims”) (subject to the right of the Hygea Shareholders to defend any such claim), resulting from the breach by any of them of any representation or warranty of such party made under this Agreement or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished by Hygea or the Hygea Shareholders to Piper hereunder; provided, however, the Hygea Shareholders shall not be required to indemnify Piper for any such Claims in excess of the value of the Hygea Shares.

ARTICLE 6
COVENANTS OF HYGEA THE MAJORITY HYGEA SHAREHOLDERS

Covenants

6.1              Hygea and the Hygea Majority Shareholders covenant and agree with Piper that they will:

(a)
Conduct of Business. Until the Closing, conduct the Hygea Business diligently and in the ordinary course consistent with the manner in which the Hygea Business generally has been operated up to the date of execution of this Agreement;

(b)
Preservation of Business.  Until the Closing, use their best efforts to preserve the Hygea Business and the Hygea Assets and, without limitation, preserve for Piper Hygea relationships with their suppliers, customers and others having business relations with them;

(c)
Access. Until the Closing, give Piper and its representatives full access to all of the properties, books, contracts, commitments and records of Hygea relating to Hygea, the Hygea Business and the Hygea Assets, and furnish to Piper and its representatives all such information as they may reasonably request;

(d)
Procure Consents. Until the Closing, take all reasonable steps required to obtain, prior to Closing, any and all third party consents required to permit the Acquisition and to preserve and maintain the Hygea Assets, including the Hygea Material Contracts, notwithstanding the change in control of Hygea arising from the Acquisition;

(e)
Prohibitions.  From and for a period of twelve (12) months after the Closing Date, not effect any reverse splits, remove assets from Hygea without valid consideration, register shares pursuant to Form S-8, and will not issue shares for consideration less than a 50% discount to the then current market price of the Piper, which percentage shall be determined at the commencement of any offering to be conducted.

Authorization

6.2              Hygea hereby agrees to authorize and direct any and all federal, state, municipal, foreign and international governments and regulatory authorities having jurisdiction respecting Hygea to release any and all information in their possession respecting Hygea to Piper.  Hygea shall promptly execute and deliver to Piper any and all consents to the release of information and specific authorizations which Piper reasonably require to gain access to any and all such information.

Survival

6.3              The covenants set forth in this Article shall survive the Closing for the benefit of Piper.

ARTICLE 7
CONDITIONS PRECEDENT

Conditions Precedent in favor of Piper

7.1              Pipers obligations to carry out the transactions contemplated hereby are subject to the fulfillment of each of the following conditions precedent on or before the Closing:

(a)	all documents or copies of documents required to be executed and delivered to Piper hereunder will have been so executed and delivered;

(b)	all of the terms, covenants and conditions of this Agreement to be complied with or performed by Hygea or the Hygea Shareholders at or prior to the Closing will have been complied with or performed;

(c)
title to the Hygea Shares held by the Hygea Shareholders and to the Hygea Assets will be free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever, save and except as disclosed herein, and the Hygea Shares shall be duly transferred to Mag Well;

(d)	subject to Article 8 hereof, there will not have occurred

(i)
any material adverse change in the financial position or condition of Hygea, its liabilities or the Hygea Assets or any damage, loss or other change in circumstances materially and adversely affecting Hygea, the Hygea Business or the Hygea Assets or Hygea right to carry on the Hygea Business, other than changes in the ordinary course of business, none of which has been materially adverse, or

(ii)
any damage, destruction, loss or other event, including changes to any laws or statutes applicable to Hygea or the Hygea Business (whether or not covered by insurance) materially and adversely affecting Hygea, the Hygea Business or the Hygea Assets;

(e)	the transactions contemplated hereby shall have been approved by all other regulatory authorities having jurisdiction over the subject matter hereof, if any;

(f)	the transactions contemplated hereby shall have been approved by the Board of Directors and shareholders of Hygea;

(g)
on or prior to the Closing Date, Hygea and/or the Hygea Shareholders shall have acquired all of the common shares held by Hygea Shareholders that are not participating in this Agreement so that Piper shall acquire 100% of the presently issued and outstanding Hygea Shares; and

(h)	on or prior to the Closing Date, Hygea shall have delivered the Hygea Financial Statements.

Waiver by Piper

7.2              The conditions precedent set out in the preceding section are inserted for the exclusive benefit of Piper and any such condition may be waived in whole or in part by Piper at or prior to the Closing by delivering to Hygea a written waiver to that effect signed by Piper. In the event that the conditions precedent set out in the preceding section are not satisfied on or before the Closing, Piper shall be released from all obligations under this Agreement.

Conditions Precedent in Favor of Hygea and the Hygea Shareholders

7.3              The obligations of Hygea and the Hygea Shareholders to carry out the transactions contemplated hereby are subject to the fulfillment of each of the following conditions precedent on or before the Closing:

(a)	all documents or copies of documents required to be executed and delivered to Hygea hereunder will have been so executed and delivered;

(b)	all of the terms, covenants and conditions of this Agreement to be complied with or performed by Piper at or prior to the Closing will have been complied with or performed;

(c)
Piper will have delivered the Acquisition Shares to be issued pursuant to the terms of the Acquisition to Hygea at the Closing and the Acquisition Shares will be registered on the books of Piper in the name of the holder of Hygea Shares at the time of Closing;

(d)	title to the Acquisition Shares will be free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever;

(e)	subject to Article 8 hereof, there will not have occurred

(i)
any material adverse change in the financial position or condition of Piper, its subsidiaries, their liabilities or the Piper Assets or any damage, loss or other change in circumstances materially and adversely affecting Piper, the Piper Business or the Piper Assets or Piper right to carry on the Piper Business, other than changes in the ordinary course of business, none of which has been materially adverse, or

(ii)
any damage, destruction, loss or other event, including changes to any laws or statutes applicable to Piper or the Piper Business (whether or not covered by insurance) materially and adversely affecting Piper, its subsidiaries, the Piper Business or the Piper Assets;

(f)	the transactions contemplated hereby shall have been approved by all other regulatory authorities having jurisdiction over the subject matter hereof, if any; and

(g)	the transactions contemplated hereby shall have been approved by the Board of Directors of Piper.

Waiver by Hygea and the Hygea Shareholders

7.4              The conditions precedent set out in the preceding section are inserted for the exclusive benefit of Hygea and the Hygea Shareholders and any such condition may be waived in whole or in part by Hygea or the Hygea Shareholders at or prior to the Closing by delivering to Piper a written waiver to that effect signed by Hygea and the Hygea Shareholders. In the event that the conditions precedent set out in the preceding section are not satisfied on or before the Closing, Hygea and the Hygea Shareholders shall be released from all obligations under this Agreement.

Nature of Conditions Precedent

7.5              The conditions precedent set forth in this Article are conditions of completion of the transactions contemplated by this Agreement and are not conditions precedent to the existence of a binding agreement. Each party acknowledges receipt of the sum of $10.00 and other good and valuable consideration as separate and distinct consideration for agreeing to the conditions of precedent in favor of the other party or parties set forth in this Article.

Termination

7.6              Notwithstanding any provision herein to the contrary, if the Closing does not occur on or before May 16, 2011 (the “Termination Date”), this Agreement will be at an end and will have no further force or effect, unless otherwise agreed upon by the parties in writing.

Confidentiality

7.7           Notwithstanding any provision herein to the contrary, the parties hereto agree that the existence and terms of this Agreement are confidential and that if this Agreement is terminated pursuant to the preceding section the parties agree to return to one another any and all financial, technical and business documents delivered to the other party or parties in connection with the negotiation and execution of this Agreement and shall keep the terms of this Agreement and all information and documents received from Hygea and Piper and the contents thereof confidential and not utilize nor reveal or release same.

ARTICLE 8
RISK

Material Change in the Business of Hygea

8.1              If any material loss or damage to the Hygea Business occurs prior to Closing and such loss or damage, in Pipers reasonable opinion, cannot be substantially repaired or replaced within sixty (60) days, Piper shall, within two (2) days following any such loss or damage, by notice in writing to Hygea, at its option, either:

(a)	terminate this Agreement, in which case no party will be under any further obligation to any other party; or

(b)
elect to complete the Acquisition and the other transactions contemplated hereby, in which case the proceeds and the rights to receive the proceeds of all insurance covering such loss or damage will, as a condition precedent to Pipers obligations to carry out the transactions contemplated hereby, be vested in Hygea or otherwise adequately secured to the satisfaction of Piper on or before the Closing Date.

Material Change in the Piper Business

8.2              If any material loss or damage to the Piper Business occurs prior to Closing and such loss or damage, in Hygea reasonable opinion, cannot be substantially repaired or replaced within sixty (60) days, Hygea shall, within two (2) days following any such loss or damage, by notice in writing to Piper, at its option, either:

(a)	terminate this Agreement, in which case no party will be under any further obligation to any other party; or

(b)
elect to complete the Acquisition and the other transactions contemplated hereby, in which case the proceeds and the rights to receive the proceeds of all insurance covering such loss or damage will, as a condition precedent to Hygea obligations to carry out the transactions contemplated hereby, be vested in Piper or otherwise adequately secured to the satisfaction of Hygea on or before the Closing Date.

ARTICLE 9
CLOSING

Closing

9.1              The Acquisition and the other transactions contemplated by this Agreement will be closed at the Place of Closing on Closing Date in accordance with the closing procedure set out in this Article.

Documents to be Delivered by Hygea

9.2              On or before the Closing, Hygea and the Hygea Shareholders will deliver or cause to be delivered to Piper:

(a)
the original or certified copies of the charter documents of Hygea, including amendments thereof, and all corporate records documents and instruments of Hygea, the corporate seal of Hygea and all books and accounts of Hygea;

(b)
all reasonable consents or approvals required to be obtained by Hygea for the purposes of completing the Acquisition and preserving and maintaining the interests of Hygea under any and all Hygea Material Contracts and in relation to Hygea Assets;

(c)	certified copies of such resolutions and minutes of the shareholders and directors of Hygea as are required to be passed to authorize the execution, delivery and implementation of this Agreement;

(d)	an acknowledgement from Hygea and the Majority Hygea Shareholders of the satisfaction of the conditions precedent set forth in section 7.3 hereof;

(e)	the certificates or other evidence of ownership of the Hygea Shares, together with such other documents or instruments required to effect transfer of ownership of the Hygea Shares to Piper; and

(f)	such other documents as Piper may reasonably require to give effect to the terms and intention of this Agreement.

Documents to be Delivered by Piper

9.3              On or before the Closing, Piper shall deliver or cause to be delivered to Hygea and the Hygea Shareholders:

(a)	share certificates representing the Acquisition Shares duly registered in the names of the holders of shares of Hygea Common Stock;

(b)	certified copies of such resolutions of the directors of Piper as are required to be passed to authorize the execution, delivery and implementation of this Agreement;

(c)
a certified copy of a resolution of the directors of Piper dated as of the Closing Date appointing the nominees of Hygea as officers of Hygea and appointing the nominee of the Hygea Shareholders to the board of directors of Piper;

(d)	resignations of all of the officers of Piper as of the Closing Date;

(e)	an acknowledgement from Piper of the satisfaction of the conditions precedent set forth in section 7.1 hereof;

(f)	certificate or incorporation and good standing certificate of Piper; and

(g)	such other documents as Hygea may reasonably require to give effect to the terms and intention of this Agreement.

ARTICLE 10
POST-CLOSING MATTERS

Forthwith after the Closing, Piper, Hygea and the Hygea Shareholders, as the case may be, agree to use all their best efforts to:

(a)	issue a news release reporting the Closing;

(b)	change the name of Piper to “Hygea Holdings Corp.” of such other name as determined by the Board of Directors of Piper; and

(c)	file a Form S-1 Registration Statement registering the Regisrable Securities and have such Registration Statement declared effective.

ARTICLE 11
GENERAL PROVISIONS

Arbitration

11.1           The parties hereto shall attempt to resolve any dispute, controversy, difference or claim arising out of or relating to this Agreement by negotiation in good faith.  If such good negotiation fails to resolve such dispute, controversy, difference or claim within fifteen (15) days after any party delivers to any other party a notice of its intent to submit such matter to arbitration, then any party to such dispute, controversy, difference or claim may submit such matter to arbitration in the City of Newport, California.

Notice

11.2              Any notice required or permitted to be given by any party will be deemed to be given when in writing and delivered to the address for notice of the intended recipient by personal delivery, prepaid single certified or registered mail, or telecopier. Any notice delivered by mail shall be deemed to have been received on the fourth business day after and excluding the date of mailing, except in the event of a disruption in regular postal service in which event such notice shall be deemed to be delivered on the actual date of receipt. Any notice delivered personally or by telecopier shall be deemed to have been received on the actual date of delivery.

Addresses for Service

11.3              The address for service of notice of each of the parties hereto is as follows:

(a)	Piper:

2901 W. Coast Highway, 3rd Floor
Newport Beach, California 92663
Attention: Timothy Betts
Telephone no. (949) 270-7444
Facsimile no.  (949) 258-4389

(b)	Hygea or the Hygea Shareholders:

9100 South Dadeland Blvd.
Suite 1500
Miami, Florida 33156

Attention: Manuel E. Iglesias, Chief Executive Officer and President
Telephone no. (305)-749-5540
Facsimile no. (866)-852-0454

Change of Address

11.4              Any party may, by notice to the other parties change its address for notice to some other address in North America and will so change its address for notice whenever the existing address or notice ceases to be adequate for delivery by hand. A post office box may not be used as an address for service.

Further Assurances

11.5              Each of the parties will execute and deliver such further and other documents and do and perform such further and other acts as any other party may reasonably require to carry out and give effect to the terms and intention of this Agreement.

Time of the Essence

11.6              Time is expressly declared to be the essence of this Agreement.

Entire Agreement

11.7              The provisions contained herein constitute the entire agreement among Hygea, the Hygea Shareholders and Piper respecting the subject matter hereof and supersede all previous communications, representations and agreements, whether verbal or written, among Hygea, the Hygea Shareholders and Piper with respect to the subject matter hereof.

Enurement

11.8              This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

Assignment

11.9              This Agreement is not assignable without the prior written consent of the parties hereto.

Counterparts

11.10              This Agreement may be executed in counterparts, each of which when executed by any party will be deemed to be an original and all of which counterparts will together constitute one and the same Agreement. Delivery of executed copies of this Agreement by telecopier will constitute proper delivery, provided that originally executed counterparts are delivered to the parties within a reasonable time thereafter.

Applicable Law

11.11           This Agreement shall be enforced, governed by and construed in accordance with the laws of the State of California applicable to agreements made and to be performed entirely within such state, without regard to the principles of conflict of laws  The parties hereto hereby submit to the exclusive jurisdiction of the United States federal courts located in Los Angeles, California with respect to any dispute arising under this Agreement, the agreements entered into in connection herewith or the transactions contemplated hereby or thereby. All parties irrevocably waive the defense of an inconvenient forum to the maintenance of such suit or proceeding.  All parties further agree that service of process upon a party mailed by first class mail shall be deemed in every respect effective service of process upon the party in any such suit or proceeding.  Nothing herein shall affect either party’s right to serve process in any other manner permitted by law.  All parties agree that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.  The party which does not prevail in any dispute arising under this Agreement shall be responsible for all fees and expenses, including attorneys’ fees, incurred by the prevailing party in connection with such dispute.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF the parties have executed this Agreement effective as of the day and year first above written.

PIPER ACQUISITION II, INC.

By:/s/ Timothy Betts
Name: Timothy Betts
Title: Chief Executive Officer

HYGEA HEALTH HOLDINGS, INC.

By:/s/ Manuel E. Iglesias
Name: Manuel E. Iglesias
Tile: Chief Executive Officer/President

MAJORITY SHAREHOLDERS OF HYGEA HEALTH HOLDINGS, INC.

MANUEL R. AND OLGA IGLESIAS FAMILY TRUST

By:/s/ Manuel E. Iglesias
Name: Manuel E. Iglesias
Title: Managing Member

GEHARA LLC

By:/s/ Ted Moffly
Name: Ted Moffly
Title: Managing Member

SHAREHOLDERS OF HYGEA HEALTH HOLDINGS, INC.

SIGNATURE PAGE FOLLOWS

SIGNATURE PAGE for SHARE EXCHANGE AGREEMENT DATED 16th day of MAY, 2011 among PIPER ACQUISITION II, INC., and HYGEA HEALTH HOLDINGS, INC., and THE SHAREHOLDERS OF HYGEA and MANUEL R. AND OLGA IGLESIAS FAMILY TRUST AND GEHARA LLC

/s/ Alan Robert Schneider

Alan Robert Schneider, MD

/s/ Alan M Silbert

 Alan M Silbert, MD

/s/Alicia Harvey

 Alicia Harvey

/s/ Aurelio Mitjans

 Aurelio Mitjans, MD

/s/ Bobby Khan

 Bobby Khan, MD

/s/ David Rubin

 Capital Stack, LLC

/s/ Carl Rosencrantz

 Carl Rosencrantz, MD

/s/ Cesar Perez

 Cesar Perez, MD

/s/ Charles Stigger

 Charles Stigger

Cobran Investment LLC as Trustee of Markey Family Trust

By:      /s/ Denis Kleinfeld

Name: Denis Kleinfeld
Title:   Manager

/s/ Daniel T. McGowan

Daniel T. McGowan

/s/ David Shuey

David Shuey

/s/ Edward Moffly

Edward Moffly

/s/ Frank Kelly, Jr.

Frank Kelly, Jr.

/s/ Frank Recio

Frank Recio

/s/ Edward Moffly

Gehara LLC

/s/ Glenn Marrichi

Glenn Marrichi

/s/ Gregory Daniels

Gregory Daniels

Harbor View Investments LLC as Trustee of Herrmann Family Trust

By:       /s/ Denis Kleinfeld

Name: Denis Kleinfeld
Title:    Manager

/s/ Ivan Hadfeg

Ivan Hadfeg

/s/ John E. Kirkpatrick

John E. Kirkpatrick

/s/ John Padron

John Padron MD.

/s/ Jose David Suarez

Jose David Suarez MD

/s/ Kathy Lubbers

Kathy Lubbers

/s/ Lacy Loar

Lacy Loar

/s/ Louis Biasi

Louis Biasi

/s/ Manuel E. Iglesias

Manuel E. Iglesias

Robinson Family I LLLP

/s/ Majorie Robinson

By; Majorie Robinson MD
Tittle: Member

/s/ Marilyn Ehrhardt

 Marilyn Ehrhardt

/s/ Martha Castillo

 Martha Castillo

/s/ Michael Sension

 Michael Sension MD

/s/ Miriam Cajiga

 Miriam Cajiga

/s/ Mitchell E. Goldstein

 Mitchell E. Goldstein, DO

/s/ Pedro Pedrianes

 Pedro Pedrianes

Rockfort Investments LLC as Trustee of CAI Hygea Trust

By:      /s/ Denis Kleinfeld

Name:  Denis Kleinfeld
Title:    Manager

Rockfort Investments LLC as Trustee of D’Arraigan Investment Trust

By:      /s/ Denis Kleinfeld

Name:    Denis Kleinfeld
Title:      Manager

Millsborough Investment, LLC as Trustee of EDC Investment Trust

By:          /s/ Denis Kleinfeld

Name:    Denis Kleinfeld
Title:      Manager

Rockfort Investments LLC as Trustee of San Felipe Investment Trust

By:       /s/ Denis Kleinfeld

Name:    Denis Kleinfeld
Title:      Manager

/s/ Shahmir Quraeshi

 Shahmir Quraeshi

/s/ Keith Minella

 Steele Ventures LLC

/s/ Stephen Alan Kotzen

 Stephen Alan Kotzen, MD

/s/ Victor Klingelhofer

 Victor Klingelhofer

/s/ Yuri Shmerlis

 Yuri Shmerlis

Leistner Group LLC

By: /s/

 Name: Albert Leistner
Title: Chairman

Manuel R. and Olga Iglesias Family, Trust
By: /s/ Brian Perlin

Name: Brian Perlin
Title: Trustee

Kirkpatrick Family Foundation Inc.

By; /s/ John E. Kirkpatrick

Name:John E. Kirkpatrick
Title: Managing Member

RT&C Holdings, Inc

By: /s/ Carlos Trueba

 Name: Carlos Trueba
Title: Director

Palm Medical Network, LLC.

By: /s/ Martha  Castillo

Name: Martha Castillo
Title: Chief Operating Officer

Schedule 2.2 – Acquisition Shares

	Hygea Shares	Acquisition Shares
Alan M Silbert, MD	55,000	118,465
Alan Robert Schneider, MD	55,000	118,465
Aurelio Mitjans, MD	30,000	64,617
Bobby Khan, MD	100,000	215,391
Rockfort Investments LLC as Trustee of CAI Hygea Trust	1,000,000	2,153,912
Carl Rosencrantz, MD	397,222	855,581
Cesar Perez, MD	200,000	430,782
Daniel T McGowan	711,111	1,531,670
Rockfort Investments LLC as Trustee of D'Arraigan Investment Trust	2,375,000	5,115,541
Capital Stack LLC	450,000	969,260
Edward Moffly	1,250,000	2,692,390
Frank Kelly, Jr.	2,783,333	5,995,055
Frank Recio	500,000	1,076,956
Gehara LLC	13,375,000	28,808,570
Glenn Marrichi	600,000	1,292,347
Harbor View Investments LLC as trustee of the Herrmann Family Trust	1,500,000	3,230,868
Jose David Suarez MD	200,000	430,782
Kathy Lubbers	44,444	95,728
Lacy Loar	750,000	1,615,434
Leistner Group LLC	125,000	269,239
Louis Biasi	44,444	95,728
Millsborough Investments LLC as Trustee of EDC Investment Trust	1,000,000	2,153,912
Manuel E. Iglesias	450,000	969,260
Manuel R. and Olga Iglesias Family Trust	25,550,000	55,032,446
Robinson Family I LLLP	350,000	753,869
Marilyn Ehrhardt	150,000	323,087
Martha Castillo	500,000	1,076,956
Miriam Cajiga	200,000	430,782
Mitchell E. Goldstein, DO	55,000	118,465
Pedro Pedrianes	600,000	1,292,347
Rockfort Investments LLC as Trustee of San Felipe Investment Trust	2,375,000	5,115,541
Stephen Alan Kotzen, MD	55,000	118,465
Yuri Shmerlis	500,000	1,076,956
Victor Klingelhofer	300,000	646,174
John Padron MD	200,000	430,782
Gregory Daniels	22,222	47,864
David Shuey	22,222	47,864
Ivan Hadfeg	11,111	23,932
John E. Kirkpatrick	2,000,000	4,307,823
Steele Ventures LLC	42,222	90,942
Michael Sension	22,222	47,864
Alicia Harvey	22,222	47,864
Charles Stigger	33,333	71,796
Cobran Investment LLC as Trustee of the Markey Family Trust	1,000,000	2,153,912
RT & C Holdings, Inc.	70,000	150,774
Palm Medical Network, LLC	422,225	909,435
Shahmir Quraeshi	100,000	215,391
Kirkpatrick Family Foundation, Inc.	444,444	957,293
	63,042,777	135,788,575

Schedule 3.1(ll) – Registrable Securities

Private Placement 1

Hill, Paul	30,000
Anderson, James	20,000
Witham, Betram Col.	10,000
Horn, Charles L.	10,000
Dockstader, Ephraim H.	30,000
Rowell, John A.	30,000
JM Assets LP	30,000
Stubblefield, Barbara J.	60,000
Shapiro, Joel	50,000
Kellner, Lawrence M.	33,333
Bratek, Ronald	40,000
Frederick, Susan and Nick	40,000
Maine, Jerry I.	20,000
Paul W. Heisey Trust	20,000
Krauss, Bob	40,000
Robert E. & Rosalie T. Dettle Living Trust Dated 2/29/1980	25,000
Benz, Robert T.	25,000
Firebaugh, Robert T.	40,000
Davis, Thomas W. Jr.	10,000
Kaplan, Joel	20,000
The Klar Family Trust	10,000
Dees, Tannie G.	10,000
ELG Family Trust	20,000
Elg, Mark	20,000
Russell, John R	10,000
Gerald Yanowitz	15,000
Paul Kaye	10,000
Dees, James	10,000
Morgan, William E.	25,000
Kaplan, Joel	7,000
Cragg, Geoffrey	20,000
Meador Trust	20,000

Miscellaneous

Eric Horton	250,000
Tom Rubin	2,049,000
Tim Betts	2,049,000
Sean Harrison	966,667
Michael Arnold	300,000
Kevin Mohan	500,000
Stephen Fleming	760,000
Rosemary Fleming	760,000
Christine Bailey	100,000
Evan Costaldo	40,000
Stephen Cohen	40,000
Lauren Eschmann	100,000
Nobis Capital Advisors, Inc.	3,725,904
Chanwest Resources, Inc.	50,000
Richard Solomon	200,000
Robert T. Firebough	100,000
Dennis F. Trainor	25,000

Nobis Capital Advisors LLC 3,725,904

PPM – 5% Notes

Hartmann, John	63,026
Kellner, Lawrence M.	69,329
Maine, Jerry	63,026
Klar, Lawrence	69,329
Anderson, James	69,329
Meador Trust	252,105
Peterson, Clifton	126,053
McKellips Family Trust	157,566
Morgan, William	63,026
Brathwaite, Denise	138,658
Firebaugh, Robert	138,658
John and Kay Kabage Family Trust	69,329
Hillock Revocable Trust	63,026
Rosenberger, Francis	346,645
Anderson, James	138,658
Neugebauer, Jerry	157,566
Spoltman, John	63,026
Hill, Paul	157,566
Heisey, Paul	346,645
Theodore E. Roeth Trust	138,658
Rosenberger, Francis	346,645
Brathwaite, Denise	34,665
Southall, A.B.	157,566
Phil and Colette Mitchell Trust	69,329
Shea, David	138,658
Elg Family Trust	159,457
Applestein, David	69,329
Roder, Norman	69,329
Benz, Robert	346,645
Hardin, Dorthea	138,658
Dockstader, Ephraim	69,329
Bunkers, Douglas	69,329
Decker, Stanley	69,329
Stubblefield, Barbara	69,329
Gold, Sidney	69,329
Mulrooney, John	63,026
Mylnarski, Joel	69,329
Lamers Forests, Ltd	138,658
Robert E. Dettle Trustee	69,329
Wellbrock Family Trust	69,329
Simpson, Charles	159,457

PPM – Notes 10%

Kellner, Lawrence M.	90,909
Elg Family Trust	225,000
AB Southall	910,000
Benz, Robert	1,000,000
Witham, Bertram	500,000
JM Assets	1,000,000
Neugebauer, Jerry	318,182
Bethel, Roy	90,909
Rowell, John	200,000
Lindsay, John	181,818
Parker, Robert	227,273
Maine, Jerry	90,909
Robert and Rosalie Dettle Living Trust	90,909
Krause, Sharon	181,818
Bratek, Ronald	90,909
Benz, Robert	1,136,364

PPM -Notes 10%

Neugebauer, Jerry	418,182
McKellips, Jeff	227,273
Holmes, Shawn	227,273
Stubblefield, Barbara	90,909
Stahl Family Rev Living Trust	90,909
Eiseman, Jeffrey	181,818
Morgan, William	90,909
Elg Family Trust	210,000
Neugebauer, Jerry	381,818
Mehl, Robert	454,545
Richard Solomon Trustee F/B/O Richard Solomon	909,091
Hewson, Thomas	90,909
Frederick, Susan and Nick	90,909
Shea, David	181,818
Stubblefield, Barbara	90,909
Kellner, Lawrence M.	90,909
Maine, Jerry	90,909
Hartmann, John	90,909
Neugebauer, Jerry	363,636
Gill, Stephen	90,909
Kaplan, Joel	90,909

HYGEA Shareholders

Bobby Khan, MD	100,000
Rockfort Investments LLC as Trustee of CAI Hygea Trust	500,000
Rockfort Investments LLC as Trustee of D'Arraigan Investment Trust	500,000
Jose David Suarez MD	100,000
Kathy Lubbers	44,444
Louis Biasi	44,444
Millsborough Investments as Trustee of EDC Investment Trust	500,000
Pedro Pedrianes	100,000
Rockfort Investments LLC as Trustee of San Felipe Investment Trust	500,000
Gregory Daniels	22,222
David Shuey	22,222
Ivan Hadfeg	11,111
Kirkpatrick Family Foundation, Inc.	444,444
Steele Ventures LLC	22,222
Michael Sension MD	22,222
Alicia Harvey	22,222
Charles Stigger	33,333
Carl Rosencrantz, MD	22,222
RT & C Holdings, Inc.	70,000
Palm Medical Network LLC	422,225